Exhibit 99.1

Hoku Corporation Announces Resignation of Chief Financial Officer

HONOLULU, HI, December 16, 2011 – Hoku Corporation (NASDAQ: HOKU), a solar energy products and services company, today announced that Darryl Nakamoto has resigned as Hoku's chief financial officer, treasurer, and secretary, effective March 31, 2012.

Mr. Nakamoto has been Hoku Corporation’s chief financial officer since 2005, managing all finance, accounting, public company reporting, and internal controls for Hoku Corporation and its subsidiary companies: Hoku Solar, Hoku Materials, and Tianwei Solar USA.  Some of Mr. Nakamoto’s key accomplishments include Hoku’s 2005 initial public offering on the Nasdaq Global Market, and raising over $300 million in debt and equity capital, including the Company’s transaction with Tianwei New Energy that resulted in Tianwei becoming Hoku’s majority stockholder in 2009.

“Taking a company public is a significant accomplishment, as were Darryl’s contributions in transitioning Hoku from fuel cells to solar and helping to raise capital during these tough economic times,” said Dean Hirata, a member of Hoku’s board of directors, and audit committee chairman.  “There is no challenge too big for Darryl; he has earned my respect and admiration.  I wish Darryl nothing but continued success in the future."

Commenting on his resignation from Hoku, Mr. Nakamoto said, "As we have moved from a start-up to an emerging growth company, I feel that now is the right time for me to move on to my next challenge. I’m extremely proud to be a part of the many accomplishments of Hoku, and I am thankful for all that that Hoku has done for me over the past seven years.  I’m confident that Hoku is positioned to become a leader in the global solar market."

Scott Paul, Hoku Corporation’s chief executive officer, announced that Mr. Nakamoto has agreed to stay on through March 31, 2012 to help find his successor, and to assist with an orderly transition.  Mr. Paul said, "I have worked closely with Darryl since he joined Hoku in 2005.  He has shown uncompromising integrity as an executive, and has earned my trust and loyalty through his hard work and dedication.  I will forever be grateful to Darryl for his many contributions to Hoku.”

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a solar energy products and services company with three business units: Hoku Materials, Hoku Solar, and Tianwei Solar USA, Inc. Hoku Materials manufactures, markets and sells polysilicon for the solar market from its plant in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. Tianwei Solar USA markets and sells photovoltaic modules manufactured by Tianwei New Energy. Hoku Corporation is a majority owned subsidiary of Tianwei New Energy Holdings Co., Ltd. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

©Copyright 2011, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth and successes.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.